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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2007


                            INGEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


             Georgia                  000-28704               88-0429044
             -------                 -----------              ----------
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
 incorporation or organization)      File Number)        Identification Number)

 35193 Avenue "A", Suite-C, Yucaipa, California                 92399
 ----------------------------------------------                 -----
    (Address of principal executive offices)                  (Zip Code)

                                 (800) 259-9622
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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1.01 Entry into a Material Definitive Agreement
4.01 Changes in Registrant's Certifying Accountant

         The company has entered into an agreement with Child, Van Wagoner & Bradshaw, PLLC, ("C, VW & B") for the provision of certain auditing services. C, VW & B will audit the balance sheets of the Company as of June 30, 2003, 2002, 2001, 2000, 1999, and 1998, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. Upon receipt of these audited financial statements, the company will be able to file 10-QSBs and 10-KSBs for the same years.

         In conjunction with the annual audits, C, VW & B will also perform reviews of the Company's unaudited quarterly financial information for the quarters beginning with March 31, 2000 and ending with March 31, 2004. The company will need C, VW & B's advance consent to include its financial statements in any registration statements.

         Spector & Wong, LLP, remain the company's auditor for current and prospective audits and reviewed financial statements.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 26, 2007                Ingen Technologies, Inc.


                                        By: /s/ Scott R. Sand
                                            ------------------------------------
                                            Scott R. Sand,
                                            Chief Executive Officer and Chairman



TABLE OF EXHIBITS
(All Exhibits have been properly signed by the parties.
Original agreements are filed in our offices)


      EXHIBIT NO.             DESCRIPTION

         99.1 Engagement Agreement between Ingen Technologies, Inc. and Child, Van Wagoner & Bradshaw, PLLC, signed by Ingen Technologies, Inc. CEO on January 22, 2007.*




* filed herewith